UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Braemar Hotels & Resorts Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Braemar Hotels & Resorts Inc.

14185 Dallas Parkway, Suite 1200

Dallas, Texas 75254

Important Notice from Braemar Hotels & Resorts Inc.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON Monday, December 15, 2025

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Braemar Hotels & Resorts Inc. (the “Company”), dated October 30, 2025, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, December 15, 2025. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about December 8, 2025.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND ORIGINAL NOTICE.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 15, 2025

To the Stockholders of Braemar Hotels & Resorts Inc.:

NOTICE IS HEREBY GIVEN that our Board of Directors has determined to change the format of the Annual Meeting from in-person to virtual-only.

As previously announced, the Annual Meeting will be held on Monday, December 15, 2025 at 9:00 A.M. Central Time. However, the Annual Meeting will no longer be held at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 but rather will be held virtually, with attendance via the internet. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a holder of record of shares of common stock, Series E Preferred Stock and Series M Preferred Stock at the close of business on October 20, 2025, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or other nominee. To vote at the Annual Meeting at www.virtualshareholdermeeting.com/BHR2025, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Deric S. Eubanks

Chief Financial Officer

14185 Dallas Parkway, Suite 1200

Dallas, Texas 75254

December 5, 2025

The Annual Meeting on December 15, 2025 at 9:00 A.M., Central Time is available at www.virtualshareholdermeeting.com/BHR2025. The Company's Proxy Statement for the 2025 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2024, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.bhrreit.com by clicking the "INVESTOR" tab, then the "FINANCIALS & SEC FILINGS" tab and then the "Annual Meeting Material" link.

SUPPLEMENTAL DISCLOSURE

TO DEFINITIVE PROXY STATEMENT

Pursuant to the Company’s Bylaws, the deadline to provide notice of any nominations of individuals for election to the Board was June 2, 2025. On October 17, 2025, Brancous, LP1 (“Brancous”) sent a letter (the “Brancous Notice”) purporting to provide notice of its intention to nominate candidates for election to the Company’s Board of Directors. After reviewing the Brancous Notice, and consulting with the Company’s outside counsel, the Board’s Nominating and Governance Committee unanimously rejected, and recommended that the Board reject, the Brancous Notice, because the Brancous Notice was not timely and otherwise failed to comply with the advance notice provisions under the Company's Bylaws and, as a result, Brancous’ purported nominations were invalid. The Board, based on the recommendation of the Nominating and Governance Committee and the identified deficiencies of the Brancous Notice, also determined to reject the Brancous Notice. On October 30, 2025, the Company’s outside counsel wrote to Brancous to advise that the Brancous Notice was invalid.

On December 3, 2025, Brancous filed a complaint in the United States District Court for the District of Maryland (the “District Court”), alleging breach of fiduciary duties and violations of federal securities laws in connection with the Board’s determination to reject the Brancous Notice, and seeking, among other relief, injunctive relief enjoining the 2025 Annual Meeting, voiding all votes cast for incumbent Board members, and re-setting the 2025 Annual Meeting to allow shareholders to cast votes in favor of Brancous nominees. On December 5, 2025, Brancous filed a Motion for Temporary Restraining Order and Preliminary Injunction (the “Motion”), seeking, among other relief, to enjoin the 2025 Annual Meeting and declare void all votes cast to date. The District Court has scheduled a hearing on the Motion for December 11, 2025. The Company believes that Brancous’ claims and the Motion are without merit and intends to oppose the Motion and vigorously defend the lawsuit. However, if Brancous is successful in its lawsuit, the Company may be required to, among other things, amend the Proxy Statement, provide new proxy cards to shareholders and discard previously-furnished proxy cards received by the Company and/or reschedule the 2025 Annual Meeting.